Exhibit 99.1
Zoom Communications Reports Financial Results for the Third Quarter of Fiscal Year 2025
•Third quarter total revenue of $1,177.5 million, up 3.6% year over year as reported and in constant currency
•Third quarter Enterprise revenue of $698.9 million, up 5.8% year over year
•Third quarter GAAP operating margin of 15.5% and non-GAAP operating margin of 38.9%
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 7.1% year over year
•Repurchased approximately 4.4 million shares of common stock in third quarter
•Increased total common stock repurchase authorization by $1.2 billion, resulting in approximately $2.0 billion remaining to be repurchased
San Jose, California – November 25, 2024 – Zoom Communications, Inc. (NASDAQ: ZM), today announced financial results for the third fiscal quarter ended October 31, 2024. On November 25, 2024, the company changed its corporate name from Zoom Video Communications, Inc. to Zoom Communications, Inc.
“At Zoomtopia we announced major milestones such as AI Companion 2.0 and paid add-ons for AI Companion and industry-specific AI customization, further cementing our vision to deliver a differentiated AI-first work platform that empowers customers to achieve more than ever,” said Eric S. Yuan, Zoom founder and CEO. “In Q3, we were pleased to see revenue and enterprise revenue growth improve to approximately 4% and 6% year over year, respectively, and Online monthly average churn reach an all-time low of 2.7%. Additionally, Zoom Contact Center set a record with an over 20,000-seat deal in EMEA, and Workvivo secured its largest deal ever with a Fortune 10 company, showing our success in landing and expanding with global enterprises that recognize the promise of our integrated Workplace and Business Services platform.”
Third Quarter Fiscal Year 2025 Financial Highlights:
•Revenue: Total revenue for the third quarter was $1,177.5 million, up 3.6% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,177.3 million, up 3.6% year over year. Enterprise revenue was $698.9 million, up 5.8% year over year, and Online revenue was $478.7 million, flat year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the third quarter was $182.8 million, compared to GAAP income from operations of $169.4 million in the third quarter of fiscal year 2024. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net, was $457.8 million for the third quarter, compared to non-GAAP income from operations of $447.1 million in the third quarter of fiscal year 2024. For the third quarter, GAAP operating margin was 15.5% and non-GAAP operating margin was 38.9%.
•Net Income and Diluted Net Income Per Share: GAAP net income for the third quarter was $207.1 million, or $0.66 per share, compared to GAAP net income of $141.2 million, or $0.45 per share, in the third quarter of fiscal year 2024. Non-GAAP net income, which adjusts for stock-based compensation expense and related payroll taxes, gains on strategic investments, net, acquisition-related expenses, litigation settlements, net, and the tax effects on non-GAAP adjustments, was $435.1 million for the third quarter. Non-GAAP net income per share was $1.38. In the third quarter of fiscal year 2024, non-GAAP net income was $401.2 million, or $1.29 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of October 31, 2024 was $7.7 billion.
•Cash Flow: Net cash provided by operating activities was $483.2 million for the third quarter, compared to $493.2 million in the third quarter of fiscal year 2024, down 2.0% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $457.7 million, compared to $453.2 million in the third quarter of fiscal year 2024, up 1.0% year over year.
Customer Metrics: Drivers of total revenue included acquiring new customers. At the end of the third quarter of fiscal year 2025, Zoom had:
•3,995 customers contributing more than $100,000 in trailing 12 months revenue, up 7.1% from the same quarter last fiscal year.

•Approximately 192,400 Enterprise customers.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 98%.
•Online average monthly churn of 2.7% for the third quarter, down 30 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 74.1%, up 90 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its fourth quarter of fiscal year 2025 and its full fiscal year 2025.
•Fourth Quarter Fiscal Year 2025: Total revenue is expected to be between $1.175 billion and $1.180 billion and revenue in constant currency is expected to be between $1.174 billion and $1.179 billion. Non-GAAP income from operations is expected to be between $443.0 million and $448.0 million. Non-GAAP diluted EPS is expected to be between $1.29 and $1.30 with approximately 315 million weighted average shares outstanding.
•Full Fiscal Year 2025: Total revenue is expected to be between $4.656 billion and $4.661 billion and revenue in constant currency is expected to be between $4.661 billion and $4.666 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.813 billion and $1.818 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $5.41 and $5.43 with approximately 315 million weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.580 billion and $1.620 billion.
The EPS and share count figures do not include the impact from the share repurchase authorization discussed below.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Stock Repurchase Authorization: In November 2024, Zoom’s Board of Directors authorized the repurchase of an additional $1.2 billion of Zoom’s outstanding Class A common stock. This authorization is in addition to the amount remaining under the prior authorization for the share repurchase program, for a total of approximately $2.0 billion remaining to be repurchased.

Repurchases of Zoom’s Class A common stock may be effected, from time to time, either on the open market (including pre-set trading plans), in privately negotiated transactions, and other transactions in accordance with applicable securities laws.

The timing and the amount of any repurchased Class A common stock will be determined by Zoom's management based on its evaluation of market conditions and other factors. The repurchase program will be funded using Zoom's working capital. Any repurchased shares of Class A common stock will be retired. The repurchase program does not obligate Zoom to acquire any particular amount of Class A common stock, and the repurchase program may be suspended or discontinued at any time at Zoom’s discretion.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on November 25, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom’s mission is to provide one platform that delivers limitless human connection. Reimagine teamwork with Zoom Workplace — Zoom’s open collaboration platform with AI Companion empowers teams to be more productive. Together with Zoom Workplace, Zoom’s Business Services for sales, marketing, and customer care teams, including Zoom Contact Center, strengthen customer relationships throughout the customer lifecycle. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more information at zoom.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the fourth quarter of fiscal year 2025 and full fiscal year 2025, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases, go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including inflation and market volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs, severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains/losses on strategic investments, net, litigation settlements, net, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	October 31, 2024	January 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,273,823	$1,558,252
Marketable securities	6,428,214	5,404,233
Accounts receivable, net	458,007	536,078
Deferred contract acquisition costs, current	189,874	208,474
Prepaid expenses and other current assets	182,497	219,182
Total current assets	8,532,415	7,926,219
Deferred contract acquisition costs, noncurrent	113,079	138,724
Property and equipment, net	340,750	293,704
Operating lease right-of-use assets	56,878	58,975
Strategic investments	444,653	409,222
Goodwill	307,295	307,295
Deferred tax assets	730,601	662,177
Other assets, noncurrent	154,198	133,477
Total assets	$10,679,869	$9,929,793
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,542	$10,175
Accrued expenses and other current liabilities	481,492	500,164
Deferred revenue, current	1,363,392	1,251,848
Total current liabilities	1,853,426	1,762,187
Deferred revenue, noncurrent	15,559	18,514
Operating lease liabilities, noncurrent	37,590	48,308
Other liabilities, noncurrent	93,460	81,378
Total liabilities	2,000,035	1,910,387

Stockholders’ equity:
Common stock	306	307
Additional paid-in capital	5,241,088	5,228,756
Accumulated other comprehensive (loss) income	6,787	1,063
Retained earnings	3,431,653	2,789,280
Total stockholders’ equity	8,679,834	8,019,406
Total liabilities and stockholders’ equity	$10,679,869	$9,929,793

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $122.6 million and $124.8 million as of October 31, 2024 and January 31, 2024, respectively.

Zoom Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue	$1,177,541	$1,136,727	$3,481,295	$3,380,767
Cost of revenue	283,881	270,988	842,272	801,494
Gross profit	893,660	865,739	2,639,023	2,579,273
Operating expenses:
Research and development	222,980	196,832	635,294	597,905
Sales and marketing	361,703	374,378	1,068,481	1,170,255
General and administrative	126,137	125,140	347,016	454,364
Total operating expenses	710,820	696,350	2,050,791	2,222,524
Income from operations	182,840	169,389	588,232	356,749
Gains on strategic investments, net	6,324	(25,471)	26,785	8,474
Other income, net	91,248	41,908	250,248	114,206
Income before provision for income taxes	280,412	185,826	865,265	479,429
Provision for income taxes	73,362	44,614	222,892	140,799
Net income	207,050	141,212	642,373	338,630

Net income per share:
Basic	$0.67	$0.47	$2.08	$1.13
Diluted	$0.66	$0.45	$2.04	$1.10
Weighted-average shares used in computing net income per share:
Basic	307,529,696	302,493,182	308,443,893	299,037,999
Diluted	314,191,269	310,389,905	314,514,244	306,852,190

Zoom Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$207,050	$141,212	$642,373	$338,630
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	240,995	258,934	708,370	802,788
Amortization of deferred contract acquisition costs	71,227	65,164	211,040	203,908
Depreciation and amortization	32,290	26,977	88,041	77,179
Deferred income taxes	(14,269)	6,081	(72,135)	20,056
(Gains) losses on strategic investments, net	(6,324)	25,471	(26,785)	(8,474)
Provision for accounts receivable allowances	4,521	6,858	17,039	29,062
Unrealized foreign exchange (gains) losses	(2,428)	18,598	4,801	23,281
Non-cash operating lease cost	5,904	5,184	17,861	15,841
Amortization of discount/premium on marketable securities	(18,925)	(15,293)	(54,765)	(33,307)
Other	4,643	(1,836)	3,418	(5,251)
Changes in operating assets and liabilities:
Accounts receivable	66,635	58,362	74,272	71,993
Prepaid expenses and other assets	(66,789)	(40,567)	(5,754)	(124,455)
Deferred contract acquisition costs	(56,076)	(53,427)	(166,795)	(146,354)
Accounts payable	(1,714)	(7,257)	(1,447)	(2,258)
Accrued expenses and other liabilities	50,999	58,936	(2,968)	(15)
Deferred revenue	(27,381)	(54,414)	106,248	1,918
Operating lease liabilities, net	(7,141)	(5,830)	(22,072)	(16,931)
Net cash provided by operating activities	483,217	493,153	1,520,742	1,247,611
Cash flows from investing activities:
Purchases of marketable securities	(1,520,851)	(1,137,431)	(3,702,166)	(2,963,597)
Maturities of marketable securities	1,046,249	814,958	2,690,418	2,358,078
Sales of marketable securities	47,482	—	47,482	—
Purchases of property and equipment	(25,484)	(39,987)	(128,226)	(108,413)
Purchases of strategic investments	—	(1,800)	(13,500)	(52,800)
Proceeds from strategic investments	200	—	4,854	107,244
Cash paid for acquisition, net of cash acquired	—	—	—	(204,918)
Net cash used in investing activities	(452,404)	(364,260)	(1,101,138)	(864,406)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,897	650	3,752	8,336
Proceeds from issuance of common stock for employee stock purchase plan	—	—	34,263	32,513
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(669)	(6,156)	2,190	(4,897)
Cash paid for repurchases of common stock	(301,618)	—	(739,311)	—
Net cash (used in) provided by financing activities	(300,390)	(5,506)	(699,106)	35,952
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,126	(17,492)	(3,020)	(21,273)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(266,451)	105,895	(282,522)	397,884
Cash, cash equivalents, and restricted cash – beginning of period	1,549,309	1,392,232	1,565,380	1,100,243
Cash, cash equivalents, and restricted cash – end of period	$1,282,858	$1,498,127	$1,282,858	$1,498,127

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
GAAP income from operations	$182,840	$169,389	$588,232	$356,749
Add:
Stock-based compensation expense and related payroll taxes	246,764	266,090	733,749	813,458
Litigation settlements, net	18,000	—	16,250	52,500
Acquisition-related expenses	10,190	11,660	31,702	35,439
Restructuring expenses	—	—	—	72,993
Non-GAAP income from operations	$457,794	$447,139	$1,369,933	$1,331,139
GAAP operating margin	15.5%	14.9%	16.9%	10.6%
Non-GAAP operating margin	38.9%	39.3%	39.4%	39.4%

GAAP net income	$207,050	$141,212	$642,373	$338,630
Add:
Stock-based compensation expense and related payroll taxes	246,764	266,090	733,749	813,458
Litigation settlements, net	18,000	—	16,250	52,500
(Gains) losses on strategic investments, net	(6,324)	25,471	(26,785)	(8,474)
Acquisition-related expenses	10,190	11,660	31,702	35,439
Restructuring expenses	—	—	—	72,993
Tax effects on non-GAAP adjustments	(40,614)	(43,197)	(99,484)	(140,494)
Non-GAAP net income	$435,066	$401,236	$1,297,805	$1,164,052

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.67	$0.47	$2.08	$1.13
Non-GAAP net income per share - basic	$1.41	$1.33	$4.21	$3.89
GAAP net income per share - diluted	$0.66	$0.45	$2.04	$1.10
Non-GAAP net income per share - diluted	$1.38	$1.29	$4.13	$3.79

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	307,529,696	302,493,182	308,443,893	299,037,999
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	314,191,269	310,389,905	314,514,244	306,852,190

Net cash provided by operating activities	$483,217	$493,153	$1,520,742	$1,247,611
Less: Purchases of property and equipment	(25,484)	(39,987)	(128,226)	(108,413)
Free cash flow (non-GAAP)	$457,733	$453,166	$1,392,516	$1,139,198
Net cash used in investing activities	$(452,404)	$(364,260)	$(1,101,138)	$(864,406)
Net cash (used in) provided by financing activities	$(300,390)	$(5,506)	$(699,106)	$35,952
Operating cash flow margin (GAAP)	41.0%	43.4%	43.7%	36.9%
Free cash flow margin (non-GAAP)	38.9%	39.9%	40.0%	33.7%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024		2024
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,177,541	3.6%	$3,481,295	3.0%
Add: Constant currency impact	(213)	—%	5,710	0.1%
Revenue in constant currency (non-GAAP)	1,177,328	3.6%	3,487,005	3.1%